FIRST AMENDMENT TO PLEDGE AGREEMENT

This First Amendment to Pledge Agreement (the “Amendment”) is made as of March 20, 2008, between BROOKE CORPORATION, a Kansas corporation (the “Parent”), and CITIZENS BANK AND TRUST COMPANY, a Missouri banking corporation (the “Bank”).

Preliminary Statements

(a) The Parent and the Bank have entered into a Pledge Agreement dated as of December 31, 2007 (the “Pledge Agreement”). Capitalized terms used and not defined in this Amendment have the meanings given to them in the Pledge Agreement.

(b) The Borrower has requested that the Bank enter into a First Amendment to Promissory Note, dated on or about the date hereof, whereby certain covenants and other provisions contained in the Note are amended.

(c) The Bank is willing to agree to the foregoing request by the Borrower, subject, however, to the terms, conditions and agreements set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Representations and Warranties. Sections 5(f) and 5(g) of the Pledge Agreement are amended to read as follow:

(f) The Pledged Shares consisting of common stock of the Borrower constituted, as of the First Amendment Date, 81% of the issued and outstanding shares of common stock of the Borrower on a fully diluted basis.

(g) The Pledged Shares consisting of common stock of Brooke Credit constituted, as of the First Amendment Date, not less than 26% of the issued and outstanding shares of common stock of Brooke Credit on a fully diluted basis.

2. Events of Default.

(a) Key-Person Default. Clause (f) of Section 8 of the Pledge Agreement is amended to read as follows:

(f) Robert Orr, Michael Hess, Leland Orr, Carl Baranowski, Kyle Garst or Dane Devlin dies, is judicially declared incompetent or fails to perform fully those duties being performed by him or her for the benefit of the Borrower or the Parent on December 31, 2007;

DB04/500047.0036/341837.4/

(b) Brook Credit Stock Price. Clause (k) of Section 8 of the Pledge Agreement is amended to read as follows:

(k) the value of the common stock of Brooke Credit Corporation falls below $2.00 per share; or

3. Release of Lock-Up Restrictions. On or before April 30, 2008, the Parent shall deliver evidence reasonably satisfactory to the Bank that Brooke Credit Corporation has irrevocably and unconditionally waived any and all lock-up or other transfer restrictions relating to any sale, pledge or other disposition of any Pledged Collateral consisting of shares of common stock of Brooke Credit Corporation (the “Pledged Brooke Credit Shares”), including, without limitation, any such transfer restrictions arising under the Lock-Up Agreement, dated July 18, 2007, between Oakmont Acquisition Corp. (now known as Brooke Credit Corporation) and the Parent. Such waiver shall apply to the Pledged Brooke Credit Shares without regard to who holds all or any part of the Pledged Brooke Credit Shares from time to time.

4. New Defined Terms. A new Section 24 is added to the Pledge Agreement which reads as follows:

24. Definitions. For purposes of this Agreement, the following terms have the following meanings:

"Credit Documents” has the meaning given to such term in the Note and shall include any agreement or document signed or delivered by the Parent at any time in connection with this Agreement, as amended or otherwise modified from time, or any of the transactions or documents described herein or contemplated hereby.

"First Amendment” means the First Amendment to Pledge Agreement, dated as of March 20, 2008, between the Parent and the Bank.

"First Amendment Date” means the date of the First Amendment.

5. No Other Amendments; No Waiver. Except as amended hereby, the Pledge Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties thereto in accordance with their respective terms. Nothing in this Amendment shall constitute a waiver by the Bank of any Default or Event of Default which may exist on the date hereof, and nothing herein shall require the Bank to waive any Default or Event of Default which may arise hereafter. Nothing herein shall act to release any lien on any Pledged Collateral or limit the scope or amount of the Pledged Obligations.

6. Reaffirmation of Credit Documents. The Parent reaffirms its obligations under the Pledge Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Bank, as a material inducement to the Bank to enter into this Amendment, that: (a) the Parent has no and in any event waives any defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Pledge Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Bank’s actions or inactions in respect of any of the foregoing, and (b) except as otherwise expressly provided in this Amendment, all representations and warranties made by the Parent in the Pledge Agreement or the other Credit Documents to which it is a party are true and complete on the date hereof as if made on the date hereof.

7. Representations and Warranties. The Parent represents and warrants to the Bank as follows: (a) it is a validly existing Kansas corporation and has full corporate power and authority to enter into this Amendment and any documents or transactions contemplated hereby and to pay and perform any obligations it may have in respect of the foregoing; (b) its execution, delivery and performance of this Amendment and any documents or transactions contemplated hereby do not violate or conflict with, or require any consent under, (1) its organizational documents or any other agreement or document relating to its formation, existence or authority to act, (2) any agreement or instrument by which it or any its properties is bound, (3) any court order, judicial proceeding or any administrative or arbitral order or decree, or (4) any applicable law, rule or regulation; and (c) no authorization, approval or consent of or by, and no notice to or filing or registration with, any governmental authority or any other person or entity is necessary for it to enter into this Amendment or any document or transaction contemplated hereby or to perform any of its obligations with respect to any of the foregoing.

8. Expenses. The Parent shall pay, or shall cause the Borrower to pay, the out-of-pocket legal fees and expenses incurred by the Bank in connection with the preparation and closing of this Amendment and any other documents referred to herein and the consummation of any transactions referred to herein or therein.

9. Governing Law. This Amendment shall be governed by the same law that governs the Pledge Agreement.

10. Counterparts; Fax Signatures. This Amendment may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment may be validly executed and delivered by facsimile or other electronic means and any such execution or delivery shall be fully effective as if executed and delivered in person.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BROOKE CORPORATION

By:

Robert D. Orr, Chairman

CITIZENS BANK AND TRUST COMPANY

By:
Name: Title: